Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sonida Senior Living, Inc. of our report dated March 30, 2023, relating to the consolidated financial statements of Sonida Senior Living, Inc., appearing in the Annual Report on Form 10-K of Sonida Senior Living, Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Dallas, Texas

June 23, 2023

1